UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares — Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2019, Nabors Industries, Inc. (“Nabors Delaware”) and Nabors Drilling Canada Limited (“Nabors Canada” and together with Nabors Delaware, the “Borrowers”), each a wholly-owned subsidiary of Nabors Industries Ltd. (the “Company”), along with certain others entered into Amendment No. 2 (the “Second Amendment”) to that certain Credit Agreement (the “2018 Credit Agreement”) originally entered into on October 11, 2018, by and among the Borrowers, the Guarantors identified therein, HSBC Bank Canada, as the Canadian lender (the “Canadian Lender”) the issuing banks (“Issuing Banks”) and other lenders party thereto (the “US Lenders” and, together with the Canadian Lender, the “Lenders”) and Citibank, N.A., as administrative agent solely for the U.S. Lenders.

Changes to the 2018 Credit Agreement resulting from the Second Amendment include, without limitation, the following:

•	Reduction of commitments of the US Lenders to $981.6 million and the commitment of the Canadian Lender to $32.0 million
•	Replacement of the net debt/capitalization covenant with a covenant to maintain net funded debt at no greater than 5.5 times EBITDA (as defined in the Second Amendment)
•	Maintains the asset coverage ratio, but now is measured only against the commitments under the 2018 Credit Agreement plus debt incurred under the $100 million general indebtedness basket
•	Reductions of $50 million to each of the general lien and general indebtedness baskets
•	Addition of ability to incur upstream structurally-subordinated guaranteed indebtedness, subject to financial covenants
•	Addition of ability to repay up to $150 million of Nabors Delaware’s notes due February 2025, subject to satisfaction of certain conditions
•	Addition of cure provisions

Interest on borrowings under the 2018 Credit Agreement remains unchanged. Nabors Delaware has paid participating banks an amendment fee of 0.1%.

A copy of the Second Amendment, including a conformed copy of the 2018 Credit Agreement showing all amendments to date, is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference, and should be read in its entirety for a complete description of the provisions of the Second Amendment. The summary provided above is qualified in its entirety to the text of the Second Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On December 16, 2018, the Company issued a press release announcing the execution of the Second Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to 2018 Credit Agreement, dated as of October 13, 2019, by and among Nabors Industries, Inc., as US Borrower, Nabors Drilling Canada Limited, as Canadian Borrower, Nabors Industries Ltd., as Holdings, the other Guarantors from time to time party thereto, HSBC Bank Canada, as Canadian Lender, the Issuing Banks and other Lenders party thereto and Citibank, N.A., as Administrative Agent solely for the US Lenders

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: December 16, 2019	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary